Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated September 2, 2004, accompanying the consolidated financial statements and schedules included in the Annual Report of SPACEHAB, Incorporated on Form 10-K for the year ended June 30, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of SPACEHAB, Incorporated on Forms S-8 (File No. 333-36779, effective November 3, 1997, File No. 333-43159, effective December 24, 1997, and File No. 333-43181, effective December 24, 1997).

/s/ GRANT THORNTON LLP

Houston, Texas
September 27, 2004